                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ] Preliminary Proxy Statement     [ ] Confidential, For Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                GLB BANCORP, INC.
     -----------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                       N/A
     -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         [X]      No fee required
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
         (1) Title of each class of securities to which transaction applies:
                                       N/A
     -----------------------------------------------------------------------
         (2) Aggregate number of securities to which transaction applies:
                                      N/A
     -----------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                                      N/A
     -----------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:
                                      N/A
     -----------------------------------------------------------------------

         (5)      Total fee paid:
                                      N/A
     -----------------------------------------------------------------------

         [  ]     Fee paid previously with preliminary materials:
                                      N/A
     -----------------------------------------------------------------------


         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
         (1)      Amount previously paid:
                                      N/A
     -----------------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement no.:
                                      N/A
     -----------------------------------------------------------------------

         (3)      Filing Party:
                                      N/A
     -----------------------------------------------------------------------

         (4)      Date Filed:
                                      N/A
     -----------------------------------------------------------------------

[LOGO]
GREAT
LAKES
BANK

Since 1957



                                                               April 16, 1999

Dear Shareholders:

         You are cordially invited to attend the 1999 Annual Meeting of Shareholders of GLB Bancorp, Inc. The meeting will be held on Tuesday, May 18, 1999, 10:30 a.m. (local time) at LaMalfa Centre, 5783 Heisley Road, Mentor, Ohio. The attached Notice of Annual Meeting of Shareholders and Proxy Statement discuss the business to be conducted at the meeting.

         Your vote is important, regardless of the number of shares you own. PLEASE READ THE ENCLOSED PROXY STATEMENT AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will not prevent you from voting in person, but it will ensure that your vote is counted.

         Thank you for your attention to this important matter.

                                           Very truly yours,

                                           /s/  Richard T. Flenner, Jr.
                                           Richard T. Flenner, Jr.
                                           President and Chief Executive Officer

                                GLB BANCORP, INC.
                               7001 CENTER STREET
                               MENTOR, OHIO 44060
                                 (440) 974-0000

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 18, 1999
--------------------------------------------------------------------------------

     Notice is hereby given that the Annual Meeting of Shareholders of GLB Bancorp, Inc. will be held at LaMalfa Centre, 5783 Heisley Road, Mentor, Ohio on May 18, 1999 at 10:30 a.m. Eastern Daylight Time.

     A proxy card and a Proxy Statement for the 1999 Annual Meeting are enclosed. The purpose of the Annual Meeting is to consider and act upon:

1. Election of 12 persons to serve as directors until the 2000 Annual Meeting of Shareholders or until their successors are elected and qualified;

2. Ratification of the appointment by the Board of Directors of the firm of KPMG LLP as the independent auditors for the fiscal year ending December 31, 1999; and

3. The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on the foregoing proposals at the 1999 Annual Meeting on the date specified, or on any date or dates to which the Annual Meeting may be adjourned or postponed. The record date for determining shareholders entitled to notice of and to vote at the 1999 Annual Meeting is April 9, 1999.

     You are requested to complete and sign the enclosed proxy, which is solicited by the Board of Directors, and to return it promptly in the postage-paid return envelope provided. Please sign your name on the proxy exactly as indicated thereon.

                                         By Order of the Board of Directors,

                                         /s/ Andrew L. Meinhold
                                         Andrew L. Meinhold
                                         Executive Vice President and Secretary

Mentor, Ohio
April 16, 1999

===============================================================================
IMPORTANT: PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO GLB BANCORP, INC. AT 7001 CENTER STREET, MENTOR, OHIO 44060, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING.
===============================================================================

                                GLB BANCORP, INC.
                               7001 CENTER STREET
                               MENTOR, OHIO 44060
                                 (440) 974-0000

-------------------------------------------------------------------------------
                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 18, 1999
-------------------------------------------------------------------------------

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of GLB Bancorp, Inc., an Ohio corporation, of proxies to be voted at the Annual Meeting of Shareholders to be held on May 18, 1999 at 10:30 a.m., Eastern Daylight Time, and at any adjournment(s) or postponement(s) thereof. The Annual Meeting will be held at LaMalfa Centre, 5783 Heisley Road, Mentor, Ohio. The accompanying Notice of Meeting and this Proxy Statement are first being mailed to shareholders on or about April 16, 1999.

PURPOSE OF MEETING

         At the Annual Meeting, shareholders of GLB will be asked to vote upon the election of 12 directors to serve until the 2000 Annual Meeting of Shareholders or until their successors are elected and qualified. Shareholders will also be asked to vote upon ratification of the appointment of GLB's independent auditors.

VOTING AND REVOCATION OF PROXIES; ABSTENTIONS

         Proxies solicited hereby may be used at the Annual Meeting only and will not be used for any other meeting. Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein. If no instructions are indicated, proxies will be voted in favor of the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

         Shareholders who execute proxies retain the right to revoke them at any time before completion of the Annual Meeting, but revocation will not affect a vote previously taken. Proxies may be revoked by any shareholder who (i) attends the Annual Meeting and advises the Secretary of GLB that the shareholder intends to vote in person (but attendance at the Annual Meeting will not constitute revocation of a proxy), (ii) gives a subsequent proxy relating to the same shares, or (iii) files with the Secretary at or before the Annual Meeting a written notice of revocation bearing a later date than the proxy. Any written notice revoking a proxy should be delivered to Mr. Andrew L. Meinhold, Executive Vice President and Secretary, GLB Bancorp, Inc., 7001 Center Street, Mentor, Ohio 44060. Unless revoked, the shares represented by proxies will be voted at the Annual Meeting.

         Proxies marked as abstaining will be treated as present at the Annual Meeting, but will not be counted as voting in favor of the proposal(s) with respect to which such abstention is indicated. Abstentions will have no effect on the election of directors, because directors are elected by a plurality of shares represented in person or by proxy and voting at the Annual Meeting.

RECORD DATE AND OUTSTANDING SHARES; QUORUM

         Shareholders as of the close of business on April 9, 1999 are entitled to notice of and to vote at the Annual Meeting. Shareholders are entitled to one vote for each share then held. As of April 9, 1999, there were 2,133,906 shares of GLB common stock issued and outstanding. The holders of a majority of the shares of GLB common stock issued and outstanding and entitled to vote, when present in person or by proxy at the Annual Meeting, will constitute a quorum for the conduct of business at the meeting.

VOTE REQUIRED

     Directors are elected by plurality vote of shareholders present in person or by proxy and constituting a quorum, meaning the nominees receiving the greatest numbers of votes will be elected. Shareholders are not entitled to cumulate their votes in the election of directors or otherwise.

                              ELECTION OF DIRECTORS
NOMINEES FOR DIRECTOR

     At the Annual Meeting, 12 individuals will be nominated to serve as directors for terms ending at the 2000 Annual Meeting of Shareholders, or until their successors are elected and qualified. If elected, two of the nominees proposed for election as director - Mr. Howard M. Amster and Ms. Betty L. Kimbrew - will not begin their service as directors until GLB's pending acquisition of Maple Leaf Financial, Inc. is completed. Effective September 1997, Great Lakes Bank became a wholly owned subsidiary of GLB and shareholders of Great Lakes Bank became shareholders of GLB. The Board of Directors of GLB and the Board of Directors of Great Lakes Bank are comprised of the same individuals, serving identical terms as directors of GLB and Great Lakes Bank.

     Mr. Amster and Ms. Kimbrew currently serve as directors of Maple Leaf Financial, Inc. and its subsidiary, Geauga Savings Bank. On November 24, 1998, GLB and Maple Leaf Financial, Inc. entered into an Agreement of Affiliation and Plan of Merger, amended as of December 29, 1998. Under the amended Agreement of Affiliation and Plan of Merger, GLB has agreed to nominate Mr. Amster and Ms. Kimbrew to serve as directors of GLB after completion of the acquisition. If the pending acquisition is terminated, Mr. Amster and Ms. Kimbrew will not serve as directors of GLB and their election will be void and of no force or effect. The pending acquisition of Maple Leaf Financial, Inc. is currently expected to be completed by the end of the second quarter of 1999, but delays could occur. Applications have been submitted by GLB for regulatory approval of the acquisition, but regulatory approvals have not yet been obtained.

     Betty L. Kimbrew has more than 35 years experience in the banking industry in northeastern Ohio. Ms. Kimbrew has served as President, Managing Officer and director of Geauga Savings Bank since December, 1988 and President and director of Maple Leaf Financial, Inc. from its inception in 1997. Ms. Kimbrew was in charge of Loans and Bank Administration for Geauga Savings Bank as Vice President and Secretary between August, 1988 and December, 1988 and was Secretary and Assistant Vice President between March, 1985 and August, 1988. Ms. Kimbrew is 53 years old.

     Howard M. Amster is an Investment Consultant at Everen Securities, Inc., formerly known as Kemper Securities, Inc., an investment banking firm. Mr. Amster is 51 years old. He has been a director of Geauga Savings Bank since November, 1988, and a director of Maple Leaf Financial, Inc. since its inception in 1997.

     The following table indicates the beneficial ownership of GLB common stock as of April 9, 1999 by (1) each director nominee and each executive officer named in the Summary Compensation Table, (2) each person who is known by GLB to own beneficially more than 5% of GLB's outstanding common stock and (3) all directors and executive officers of GLB as a group. For purposes of the table, a person is considered to beneficially own any shares with respect to which he or she exercises sole or shared voting or investment power or of which he or she has the right to acquire such beneficial ownership within 60 days. Unless otherwise indicated, voting power and investment power are exercised solely by the person named in the table or shared with members of his or her household. Shares deemed to be outstanding for purposes of computing "Percent of Common Stock" are calculated on the basis of the total number of outstanding shares plus the number of shares a person or group has the right to acquire within 60 days. Except for Messrs. Jerome T. and Richard M. Osborne, no person is known by GLB to own beneficially more than 5% of the outstanding shares of GLB common stock.

     The individuals named in the table below are being nominated for election as directors of GLB to serve until the 2000 Annual Meeting of Shareholders or until their successors are elected and qualified. Except for Mr. Amster and Ms. Kimbrew, the named individuals have served as directors of GLB since its inception in 1997.

                                                 Director of                                Shares Acquirable
                                                 Great Lakes Bank     Shares of Stock       Within 60 Days by         Percent of
Nominees                                 Age     Since                Beneficially Owned    Exercise of Options(1)    Stock
---------------------------------------  ------  ------------------   --------------------  ----------------------  -------------
Howard M. Amster                         51             N/A                             0 (2)                   0             0%
Richard T. Flenner, Jr.                  56            1994                         1,300                       0            (3)
          President and Chief Executive
          Officer
James V. Fryan                           61            1995                        30,000                      40          1.41%
Betty L. Kimbrew                         53             N/A                             0 (2)                   0             0%
George C. Lott                           65            1994                           300                      40            (3)
George X. Mechir                         81            1994                           500                      40            (3)
Jerome T. Osborne                        76            1994                       137,719                      40          6.46%
Chairman of the Board
7954 Reynolds Road
Mentor, Ohio  44060
Richard M. Osborne                       53            1994                       329,796 (4)                  40         15.46%
Vice Chairman of the Board
          7001 Center Street
          Mentor, Ohio  44060
Edward R. Pike                           40            1994                        45,000 (5)                  40          2.11%
Thomas J. Smith                          54            1994                         2,200                      40            (3)
Joseph T. Svete                          62            1994                        17,000                      40            (3)
Thomas E. Wheeler                        52            1994                        30,000                      40          1.41%
All directors, nominees and executive    N/A            N/A                       599,415 (6)                 400 (6)     28.10%
officers as a group (15 persons)






(1) Under GLB's 1998 Stock Option and Incentive Plan, options to acquire 200 shares of GLB common stock were granted effective February 17, 1998 to each director of GLB who was not also an officer or employee of GLB or Great Lakes Bank. The options vest and become exercisable in five equal annual installments. The options have a term of ten years.

         The 1998 Stock Option and Incentive Plan provides for an automatic grant of options on similar terms to any other nonemployee director elected or appointed after the February 17, 1998 adoption of the 1998 Stock Option and Incentive Plan, but during the term of the plan. Accordingly, Mr. Amster will, if elected, become entitled to a ten-year option to acquire 200 shares of GLB common stock. The exercise price will be the fair market value per share of GLB common stock on the date of the Annual Meeting. The option to be granted to Mr. Amster will vest and become exercisable in five equal annual installments, the first installment becoming exercisable on the first anniversary of the date of grant, subject to Mr. Amster maintaining continuous service with GLB. Following completion of the pending acquisition of Maple Leaf Financial, Inc., Ms. Kimbrew will serve as Senior Vice President of GLB. Therefore, she will not be entitled to automatic receipt of an option under this provision of the 1998 Stock Option and Incentive Plan.

(2) Neither Mr. Amster nor Ms. Kimbrew currently owns any shares of GLB common stock. Each of them owns shares of Maple Leaf Financial, Inc. common stock and warrants to acquire shares of Maple Leaf Financial, Inc. common stock. According to information provided to GLB by Maple Leaf Financial, Inc. and included in GLB's Form S-4 Registration Statement filed with the Securities and Exchange Commission, Mr. Amster owns or has the right to acquire approximately 48.21% of Maple Leaf Financial, Inc.'s stock, and Ms. Kimbrew owns or has the right to acquire approximately 5.72% of Maple Leaf Financial, Inc.'s stock. Shares of Maple Leaf Financial, Inc. common stock and warrants to acquire shares of Maple Leaf Financial, Inc. common stock will be converted into the right to receive an aggregate of $18 million in cash and 375,000 shares of GLB common stock upon completion of the pending acquisition of Maple Leaf Financial, Inc. by GLB. According to information provided to GLB by Maple Leaf Financial, Inc., Mr. Amster's spouse also owns or has the right to acquire approximately 17.85% of Maple Leaf Financial, Inc.'s stock.

(3)  Less than one percent.

(4) Includes shares that have been or may be pledged from time to time as security for borrowings by Mr. Osborne or one or more of his affiliates, including Turkey Vulture Fund XIII, Ltd., of which Mr. Osborne is the sole manager. Turkey Vulture Fund XIII, Ltd. filed a Schedule 13D, Amendment No. 5, beneficial ownership report on July 29, 1998 with the Securities and Exchange Commission with respect to its ownership of shares of Central Reserve Life Corporation (now known as Ceres Group, Inc.). According to that Schedule 13D filing and exhibits thereto, Mr. Osborne has pledged 175,950 GLB shares to secure borrowing(s) from an Ohio-based financial institution.

(5) Includes 37,500 shares over which Mr. Pike has the right to exercise voting and investment power pursuant to a Limited Durable Power of Attorney granted to him on November 3, 1994 by each of his five brothers and sisters, each of whom owns 7,500 shares. The grantors of the Limited Durable Powers of Attorney retain the right to take any action Edward R. Pike as attorney in fact is authorized to take under the Limited Durable Power of Attorney.

(6) Shares beneficially owned by all directors, nominees and executive officers as a group includes 5,000 shares held by Ms. Marian Rose Nathan, whose service as a director will not continue beyond the 1999 Annual Meeting. Ms. Nathan also has the right to acquire 40 shares within 60 days pursuant to the options, which shares are included in the table. Shares beneficially owned by all directors, nominees and executive officers as a group also includes shares held by executive officers Andrew L. Meinhold and Cheryl Jean Mihitsch.

     Except as may be noted herein, there are no family relationships among any of the directors or executive officers. Except as may be disclosed herein, none of the directors and executive officers of GLB serves as a director of any company that has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934 or any investment company registered under the Investment Company Act of 1940. None of the directors or executive officers of GLB has been involved in any legal proceedings concerning bankruptcy, either individually or in respect of any businesses with which they have been involved, nor have any of such persons been convicted of any crime, excluding traffic violations and similar minor offenses.

     Ms. Marian Rose Nathan has served as a director of Great Lakes Bank since 1994 and a director of GLB since its inception. Ms. Nathan's service as a director will not continue beyond the 1999 Annual Meeting. She will instead become a Director Emeritus of GLB and Great Lakes Bank.

MEETINGS OF THE BOARD AND COMMITTEES

     Except for an Audit Committee, the Board of Directors of GLB has no Board Committees. Great Lakes Bank's Amended and Restated Code of Regulations provides that its Board of Directors shall have an Executive Committee, an Audit Committee and such other committees as the Board of Directors may from time to time find necessary or desirable to facilitate and expedite the management and administration of the affairs of Great Lakes Bank. The members of the Audit Committee of Great Lakes Bank serve also on the Audit Committee of GLB's Board of Directors. Neither GLB's nor Great Lakes Bank's Board of Directors has a nominating committee.

     Under GLB's Code of Regulations, shareholders are entitled to submit nominations for director by following the procedures set forth in the Code of Regulations. Among other things, these procedures require that the shareholder deliver to GLB's Secretary a written notice setting forth the name, age and business and residence address of each nominee, the nominee's principal occupation and the number of shares of GLB common stock he or she beneficially owns. The written consent of the nominee to serve as a director must also be provided by the shareholder making the nomination. The information must be provided to the Secretary at least 30 days prior to the date of the meeting called for the purpose of electing directors. A nomination made by a shareholder who does not comply with the procedures established by the Code of Regulations is not required to be considered by shareholders.

     The Board of Directors of GLB held 12 meetings in 1998. The Board of Directors of Great Lakes Bank also held 12 meetings in 1998. The eleven individuals who served in 1998 as directors of Great Lakes Bank and GLB attended at least 75% of (i) the total number of meetings of the Board of Directors of each of GLB and Great Lakes Bank and (ii) the total number of meetings held by all committees on which he or she served, except for Directors Jerome T. and Richard M. Osborne, each of whom attended eight of the twelve meetings.

     In intervals between meetings of the full Board of Directors, the Executive Committee of Great Lakes Bank's Board of Directors possesses and may exercise the power of the full Board of Directors in the management and direction of Great Lakes Bank's affairs in all cases in which specific direction shall not have been given by the full Board of Directors, except as may otherwise be provided by applicable law (as, for example, a provision of Ohio general corporation law to the effect that no committee shall have the power to fill vacancies on the Board of Directors or a committee thereof) and except insofar as the Board of Directors shall have delegated power to another committee. The Executive Committee consists of Messrs. Jerome T. Osborne, Richard M. Osborne, Richard T. Flenner, Jr. and Thomas J. Smith. The Executive Committee held 18 meetings in 1998.

     Only those directors who are not also officers or employees of Great Lakes Bank are eligible to serve on the Audit Committee. The Audit Committee is charged with examining or superintending the examination or audit of assets, liabilities and results of operations on at least an annual basis, reporting the results thereof to the Board of Directors. The Audit Committee consists of Messrs. George X. Mechir, Thomas E. Wheeler and Joseph T. Svete. The Audit Committee held three meetings in 1998.

     The Compensation Committee, which is comprised of Mr. Richard M. Osborne as Chairman and Mr. Edward R. Pike, reviews the performance of managers, employees and officers and recommends appropriate salaries, incentives and benefits. The Compensation Committee met once in 1998. Ms. Marian Rose Nathan also served on the Compensation Committee in 1998.

NONEMPLOYEE DIRECTORS

     JAMES V. FRYAN - A director since April 1995, Mr. Fryan is the owner and operator of the "Goodtime III" dinner and special occasion cruise ship operating out of Cleveland, Ohio.

     GEORGE C. LOTT - Following an approximately 35-year career in banking, Mr. Lott retired in 1995 as Executive Vice President of Great Lakes Bank. He had served as a director, and since 1987 as Senior Executive Vice President, of Great Lakes Commerce Bank. Mr. Lott has been a director since that time. Mr. Lott acts as internal auditor of Great Lakes Bank on a consulting basis.

     GEORGE X. MECHIR - Mr. Mechir's career in banking began in 1962 with Great Lakes Commerce Bank, where he served as President and Chief Executive Officer at the time of his retirement. Mr. Mechir had also been a director of Great Lakes Commerce Bank. Mr. Mechir is an attorney.

     JEROME T. OSBORNE, SR. - Mr. Jerome T. Osborne, Sr. is the founder and President of Osborne, Inc., a concrete company headquartered in Mentor, Ohio. Richard M. Osborne, Vice Chairman, is Jerome T. Osborne's son. Although Jerome
T. Osborne, Sr. is Chairman of the Board and Richard M. Osborne is Vice Chairman of the Board, neither of them participates in day-to-day management of GLB or Great Lakes Bank, and neither of them serves as an officer or receives any compensation therefor.

     RICHARD M. OSBORNE - Mr. Richard M. Osborne is President and Chief Executive Officer of OsAir, Inc., Mentor, Ohio ("OsAir"), a company he founded in 1963. OsAir is a manufacturer of industrial gases for pipeline delivery and a real property developer. Jerome T. Osborne, Sr., Chairman of the Board, is Richard M. Osborne's father. Mr. Richard M. Osborne has been active in community affairs in Lake County for many years. In 1987, he constructed and donated the Thomas J. Osborne Library at the Phillips-Osborne School in

Painesville, Ohio. In 1991, his involvement was instrumental in the addition of a sports facility at Lake Catholic High School. Richard M. Osborne is a member of the Independent Oxygen Manufacturers Association and the National Welders' Supply Association. Although Jerome T. Osborne, Sr. is Chairman of the Board and Richard M. Osborne is Vice Chairman of the Board, neither of them participates in day-to-day management of GLB or Great Lakes Bank, and neither of them serves as an officer or receives any compensation therefor.

     Through certain entities, including Turkey Vulture Fund XIII, Ltd., an affiliated investment fund managed by Mr. Richard M. Osborne (and of which he is the majority owner), Mr. Richard M. Osborne is an active investor in numerous other companies, including real estate investment trusts, an insurance firm and, from time to time, small and mid-sized bank and thrift institutions in Ohio and elsewhere, occasionally acquiring substantial stakes in such companies. As a result of these investments, Mr. Osborne is also:

(1) trustee, Chairman of the Board and Chief Executive Officer of Meridian Point Realty Trust '83, a real estate investment trust located in Mentor, Ohio;
(2) director and Chairman of the Board of Pacific Gateway Properties, Inc., a real estate investment company located in San Francisco;
(3) director of Ceres Group, Inc., an insurance holding company located in Strongsville, Ohio (formerly known as Central Reserve Life Corporation);
(4) trustee of USP Real Estate Investment Trust, a real estate investment trust located in Cedar Rapids, Iowa; and
(5) director of NuMED Home Health Care, Inc., a home health care provider headquartered in Clearwater, Florida.

     Each of Meridian Point Realty Trust '83, Pacific Gateway Properties, Inc., Ceres Group, Inc., USP Real Estate Investment Trust and NuMED Home Health Care, Inc. has securities registered under the Securities Exchange Act of 1934. Mr. Osborne had been a director of Brandywine Realty Trust, a real estate investment trust located in Newtown Square, Pennsylvania, a director of Meridian Point Realty Trust VIII, a real estate investment trust located in San Francisco, California, and a director of TIS Mortgage Investment Company, a real estate investment trust also located in San Francisco, California. Brandywine Realty Trust and TIS Mortgage Investment Company have, and Meridian Point Realty Trust VIII had, securities registered under the Securities Exchange Act of 1934.

     OsAir, Turkey Vulture Fund XIII, Ltd. and certain other business interests of Mr. Osborne conduct business in space leased from Great Lakes Bank adjacent to Great Lakes Bank's main office.

     EDWARD R. PIKE - Mr. Pike, Jr. is the President of Ed Pike Lincoln-Mercury, an automobile dealership located in Mentor, Ohio.

     THOMAS J. SMITH - Mr. Smith is Chief Operations Manager of Liberty Self-Stor, Ltd. Mr. Smith has more than 20 years of direct banking experience. From July of 1994 to May of 1995, Mr. Smith served as Treasurer of Great Lakes Bank. From 1988 to October of 1992 Mr. Smith was employed by Peoples Savings Bank of Ashtabula, Ohio, most recently as Senior Vice President and Chief Financial Officer. From 1972 to 1988 Mr. Smith was employed by AmeriTrust Company, National Association (now part of KeyCorp) in various accounting and corporate development positions. Mr. Smith is also a trustee and President of Meridian Point Realty Trust '83 and a director of NuMED Home Health Care, Inc. Mr. Smith is a Certified Public Accountant and was employed by Peat Marwick (now KPMG LLP) from 1968 to 1972.

     JOSEPH T. SVETE - Mr. Svete is an attorney in private practice and principal of the law firm Svete, McGee and Carrabine Co., LPA in Chardon, Ohio. Along with certain other directors, Mr. Svete is an investor in Turkey Vulture Fund XIII, Ltd., an investment fund managed by Director Richard M. Osborne.

     THOMAS E. WHEELER - Thomas E. Wheeler is President of Component Repair Technologies, Inc., an aircraft engine company located in Mentor, Ohio. Along with certain other directors, Mr. Wheeler is an investor in Turkey Vulture Fund XIII, Ltd., an investment fund managed by Director Richard M. Osborne.

REMUNERATION OF DIRECTORS

     Directors do not receive cash compensation for their service as GLB directors in addition to cash compensation they receive for their service as directors of Great Lakes Bank. In 1998, directors other than Richard T. Flenner, Jr., Thomas J. Smith and Richard M. Osborne, who received no cash compensation for their service as directors, received the sum of $150 for each meeting of the Board of Directors of Great Lakes Bank attended. In 1998 GLB adopted a stock option plan pursuant to which an option to acquire 200 shares of GLB common stock was granted to each of GLB's ten non-employee directors. The exercise price of such options is $13 per share.

EXECUTIVE OFFICERS

     RICHARD T. FLENNER, JR. - Mr. Flenner has more than 35 years of experience in the banking industry in northeastern Ohio. Mr. Flenner joined Great Lakes Bank in 1994 after its succession to the business of Great Lakes Commerce Bank. Prior to joining Great Lakes Bank, Mr. Flenner was Vice President of Retail Lending for Liberty State Bank of Twinsburg, Ohio (now known as Liberty Bank, N.A.). From 1983 to 1991 Mr. Flenner was employed by Peoples Savings Bank of Ashtabula, Ohio, serving as Vice President of Retail Lending at the time of its acquisition by the predecessor to FirstMerit Corporation in 1991. Mr. Flenner serves as a "Loaned Executive" to the Lake County United Way, and he is a member of Leadership Lake County.

     ANDREW L. MEINHOLD - Mr. Meinhold has over 20 years of banking experience in the northeastern Ohio banking market. Prior to joining Great Lakes Bank in December of 1994, Mr. Meinhold operated his own training and consulting business, Highland View Associates, from June of 1993 to December of 1994. From April of 1988 to June of 1993, Mr. Meinhold was employed by First County Bank of Chardon, Ohio, serving as President at the time of his departure. Mr. Meinhold was also employed by Peoples Savings Bank of Ashtabula, Ohio from January 1986 to April 1988 as Executive Vice President and Chief Operating Officer, and prior to that was employed by Mentor Savings Bank in various capacities for ten years. Mr. Meinhold was promoted in March 1998 from Senior Vice President to Executive Vice President. Mr. Meinhold is a member of Leadership Lake County, the Mentor Rotary Club and the Geauga County Revolving Loan Fund Committee. He also serves as a Junior Achievement volunteer and is a member of the Geauga County Public Library Board.

     CHERYL J. MIHITSCH - Ms. Mihitsch joined Great Lakes Bank in May 1995 as Controller. Ms. Mihitsch has served in a variety of capacities with northeastern Ohio banking institutions, ranging from teller in 1979 to her current position as Treasurer. At the same time, Ms. Mihitsch earned an accounting degree from Lake Erie College, graduating in 1986. Until May of 1995, Ms. Mihitsch served as an Accounting Department Supervisor at Security Federal Savings & Loan Association, Mayfield Heights, Ohio, an institution that had total assets in excess of $400 million in 1995. During her nearly twenty years in banking, Ms. Mihitsch has had responsibility for back office checking system operations, IRA and certificate processing, staff training for new online computer operations, budgeting and strategic planning, regulatory reporting and financial accounting and reporting. As Treasurer of GLB, she is GLB's principal accounting and principal financial officer. Ms. Mihitsch was previously President and Treasurer of Quota International of Lake County, a women's service organization.

EXECUTIVE COMPENSATION

     Since completion of the holding company reorganization of Great Lakes Bank in September 1997, none of GLB's executive officers has received any cash remuneration from GLB in addition to compensation received for service to Great Lakes Bank. Because GLB's business is expected to consist for the foreseeable future of acting merely as the holding company for Great Lakes Bank, GLB expects that no separate cash compensation will be paid to officers of GLB in addition to compensation paid to them by Great Lakes Bank.

     The following table shows the annual compensation for services in all capacities to Great Lakes Bank for the fiscal years ended December 31, 1998, 1997, and 1996 for the President and Chief Executive Officer. The President and Chief Executive Officer's annual salary has been increased to $110,000 effective upon completion of the pending acquisition of Maple Leaf Financial, Inc. No other executive officer of Great Lakes Bank received compensation in excess of $100,000 during 1998.




                           SUMMARY COMPENSATION TABLE
                                                                                    LONG-TERM COMPENSATION
                                                                            ---------------------------------------
                                             ANNUAL COMPENSATION                     AWARDS              PAYOUTS
                                    --------------------------------------  --------------------------  -----------
                                                                              ($)            (#)
                                                                ($)         RESTRICTED    SECURITIES       ($)             ($)
NAME AND                              ($)         ($)        OTHER ANNUAL     STOCK      UNDERLYING       LTIP          ALL OTHER
PRINCIPAL POSITION          YEAR    SALARY(1)    BONUS     COMPENSATION       AWARDS       OPTIONS       PAYOUTS      COMPENSATION
-------------------------  -------  ----------  --------  ----------------  -----------  -------------  -----------  --------------
Richard T. Flenner,        1998     $ 82,000          0        - (2)            0               5,000       0               0
Jr., President and         1997     $ 68,000          0        - (2)            0                   0       0               0
Chief Executive Officer    1996     $ 60,000          0        - (2)            0                   0       0               0



(1) Includes amounts deferred at the election of the named executive officers pursuant to the 401(k) Plan of the Bank.

(2) Perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of total salary and bonus.

         The following table provides information concerning grants of stock options in 1998 under GLB's 1998 Stock Option and Incentive Plan to the individual(s) named in the Summary Compensation Table.

                                   NUMBER OF           PERCENT OF TOTAL
                                   SECURITIES         OPTIONS GRANTED TO
                               UNDERLYING OPTIONS    EMPLOYEES IN FISCAL     EXERCISE OR BASE
NAME                              GRANTED (#)                YEAR              PRICE ($/SH )      EXPIRATION DATE
---------------------------   ---------------------  ---------------------   ------------------  -------------------
Richard T. Flenner, Jr.              5,000                  48.50%                $ 13.50         November 18, 2008


         The following table shows the number of shares of GLB common stock acquired during 1998 or acquirable upon exercise of options by the individual(s) named in the Summary Compensation Table. The table also indicates the extent to which such options were exercisable at December 31, 1998, as well as the approximate value of such options based on the fair market value of the GLB common stock at December 31, 1998.

                                                               SECURITIES UNDERLYING UNEXERCISED     VALUE OF IN-THE-MONEY OPTIONS
                                                                 OPTIONS AT FISCAL YEAR END (#)        AT FISCAL YEAR END ($) (1)
                                                               -----------------------------------  -------------------------------
                           SHARES ACQUIRED         VALUE
NAME                       ON EXERCISE (#)     REALIZED ($)       EXERCISABLE      UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
------------------------  -------------------  --------------  ------------------  ---------------  ---------------   -------------
Richard T. Flenner, Jr.           0            $        0              0               5,000        $        0        $  (7,500)




(1) In general, a stock option is "in-the-money" when the stock's fair market value exceeds the option exercise price. Value of unexercised options equals the estimated fair market value of a share acquirable upon exercise of an option at December 31, 1998, less the exercise price, multiplied by the number of shares acquirable upon exercise of the options. The GLB common stock is quoted on the Nasdaq SmallCap Market. Solely for purposes of the preceding table and for no other purpose, GLB has estimated the per share fair market value of the GLB common stock at December 31, 1998 as $12. The foregoing figure is an estimate only. The estimate does not necessarily reflect the price shareholders may obtain upon sale of their stock or the price at which shares of GLB common stock may be acquired, nor should such estimate be taken to represent management or the Board of Directors' estimate of the intrinsic value or fair market value of the shares of GLB common stock.

         Options granted under the 1998 Stock Option and Incentive Plan generally become exercisable in five equal annual installments, the first 20% becoming exercisable on the first anniversary of the date of grant. The 1998 Stock Option and Incentive Plan provides that options not yet exercisable become exercisable in full if (i) a tender offer or exchange offer for shares of GLB common stock is commenced or (ii) shareholders of GLB approve an agreement whereby GLB will cease to be an independent company or whereby GLB agrees to a sale of all or substantially all of its assets.

PENSION AND RETIREMENT PLAN INFORMATION

         Great Lakes Bank's retirement plan for officers and employees provides defined benefits based upon years of service, salary and other measures. The plan is a noncontributory defined benefit pension plan covering all officers and employees who become eligible for entry in the plan upon the basis of age and one year of service. Retirement benefits under the retirement plan are computed by a formula that takes into account such factors as compensation, years of service and the Social Security taxable wage base. Normal retirement is at 65 years of age. Great Lakes Bank has terminated the defined benefit retirement plan effective March 31, 1999. See Note 20 of Notes to Consolidated Financial Statements.

         In late 1997 Great Lakes Bank adopted a retirement plan under Internal Revenue Code of 1986 Section 401(k). The "GLB 401(k) Salary Reduction Plan and Trust" provides that participants may elect to defer up to 15% of their salary for investment in various accounts designated by the participant. Deferred salary is invested for the account of plan participants by the administrator of the 401(k) plan. All employees over age 21 who have at least one year of service (of 1,000 hours or more) are participants in the 401(k), although each participant elects whether to defer salary under the 401(k) plan. Great Lakes Bank may make discretionary matching contributions of up to 6% of a participant's salary to the accounts of those participants who defer salary under the 401(k) plan. Matching contributions vest ratably over a five-year period, becoming fully vested upon death or disability of the participant.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         Great Lakes Bank's authority to extend credit to executive officers, directors and greater than 10% shareholders, as well as entities such persons control, is subject to Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O promulgated thereunder by the Board of Governors of the Federal Reserve System. Among other things, these regulations require such loans to be made on terms substantially similar to those offered to unaffiliated individuals, place limits on the amount of loans a bank may make to such persons based, in part, on the bank's capital position, and require certain approval procedures to be followed. Under Section 22(h), loans to an executive officer, director, or greater than 10% shareholder (a "principal shareholder") of a bank, and certain affiliated entities of either, may not exceed, together with all other outstanding loans to such persons and affiliated entities, the bank's loans-to-one-borrower limit, which in general terms means 15% of capital.
Section 22(h) also prohibits loans in excess of the greater of 5% of capital or $25,000 to directors, executive officers and principal shareholders, and their respective affiliates, unless such loans are approved in advance by a majority of the board of directors, with any "interested" director not participating in the voting.

         In addition, the FDIC imposed non-standard conditions as part of the FDIC's June 14, 1994 approval of the succession of Great Lakes Bank to the business of Great Lakes Commerce Bank. The FDIC's non-standard conditions provide that neither Mr. Jerome T. Osborne, Sr. nor Mr. Richard M. Osborne may
(i) act as an executive officer or operating officer of Great Lakes Bank, (ii) assume a title normally associated with executive or operating officer status, or (iii) receive compensation from the bank (other than fees for service on the board of directors, to the same extent other directors receive such fees, and except that the bank may pay to the chairman of the board fees for board service of up to $10,000 per year over that paid to other directors). In addition, the non-standard conditions provide that Great Lakes Bank may not extend to Richard
M. Osborne or Jerome T. Osborne, Sr., to all other Osborne family members, or to any financial interest of an Osborne family member, direct or indirect credit representing, in the aggregate, more than 25.0% of tier 1 capital.

         During 1998, certain directors and executive officers of the GLB and Great Lakes Bank, and associates of such persons, were customers of and had banking transactions with Great Lakes Bank in the ordinary course of business. GLB expects that these relationships and transactions will continue in the future. All loans and commitments to loans included in such transactions were made and will be made in the future on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not employed by GLB or Great Lakes Bank. The existing transactions do not involve more than the normal risk of collectability or present other unfavorable features.

         Great Lakes Bank leases its property at 58 South Park Place, Painesville, Ohio, from Richard M. Osborne, as Trustee of the Richard M. Osborne Trust. Pursuant to an Indenture of Lease dated March 1, 1998 by and between Mr. Osborne, as trustee, and the Bank, the annual base rent is $32,400 ($12 per square foot). The bank is also responsible for real estate taxes, assessments and insurance on the facility. The lease has a term of ten years. The lease is renewable for an additional ten-year term with an annual rental increased by 10% from the original rental term. The bank obtained an independent appraisal supporting the fairness of the lease terms.

         Great Lakes Bank also leases its branch property at 29933 Euclid Avenue, Wickliffe, Ohio, from Richard M. Osborne. Dated May 1, 1997, the Indenture of Lease has a term of ten years, with rent at $12 per square foot, payable in monthly installments. The bank is also responsible for real estate taxes, assessments and insurance on the facility. The lease is renewable for an additional ten-year term, with annual rental increased by 10% from the original annual rate. The bank did not obtain an independent appraisal supporting the fairness of the lease terms. Nevertheless, in the opinion of management, the terms and conditions of the lease are at least as favorable to GLB and the bank as those that would apply in a lease with an unrelated third party.

         In 1998 Great Lakes Bank sold the property at 28500 Chardon Road, Willoughby Hills, Ohio to Collinwood Properties Co., LLC, a limited liability company controlled by an affiliate of Michael Osborne, brother of Vice Chairman Richard M. Osborne and son of Chairman Jerome T. Osborne. The bank leases the property from Collinwood Properties Co., LLC under a September 16, 1998 Lease Agreement having a term of ten years and an option to renew for an additional ten years. Monthly rent paid by the bank is approximately $2,900, plus taxes and utilities. The bank did not obtain an independent appraisal supporting the fairness of the lease terms or the sale price. Nevertheless, in the opinion of management, the terms and conditions of the sale and the leaseback transaction are at least as favorable to GLB and the bank as those that would have applied in a similar transaction with an unrelated third party.

         Pursuant to an Indenture of Lease dated March 1, 1998, Great Lakes Bank leases approximately 5,000 square feet of space at its main office facility to OsAir, a company controlled by Richard M. Osborne, for $5,000 monthly. The bank is responsible for real estate taxes and assessments. The term of the lease is five years. GLB believes that the terms and conditions of the lease with OsAir are consistent with and at least as favorable to GLB and Great Lakes Bank as the rental terms that would apply to a lease with an unaffiliated third party.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF THE NOMINEES IDENTIFIED HEREIN AS DIRECTORS TO SERVE UNTIL THE 2000 ANNUAL MEETING OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The independent auditor of Great Lakes Bank for the last three years, and for GLB Bancorp, Inc. since its inception in 1997, has been KPMG LLP. Upon the recommendation of the Audit Committee, KPMG LLP has been appointed by the Board of Directors, subject to shareholder ratification, to continue in such capacity for the current fiscal year ending December 31, 1999. KPMG LLP is considered by the Board of Directors to be highly qualified.

         One or more representatives of KPMG LLP are expected to be present at the Annual Meeting. The representative(s) of KPMG LLP will have the opportunity to make a statement if desired, and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS GLB BANCORP, INC.'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                              SHAREHOLDER PROPOSALS

         The Proxy is solicited by management and confers discretionary authority to vote on any matters that properly come before the Annual Meeting or any adjournments thereof. If any matter not set forth in the Notice of Annual Meeting of Shareholders is properly brought before the 1999 Annual Meeting, the persons named as proxies will vote thereon in accordance with their best judgement.

         Shareholders desiring to submit proposals for inclusion in the proxy materials of GLB Bancorp, Inc.'s for the 2000 Annual Meeting of Shareholders must submit the proposals to GLB Bancorp, Inc. at its executive offices no later than December 17, 1999. GLB will not be required to include in its Proxy Statement or form of Proxy for the 2000 Annual Meeting of Shareholders a shareholder proposal that is received after that date or that otherwise fails to meet requirements for shareholder proposals established by regulations of the Securities and Exchange Commission.

         If a shareholder intends to present a proposal at the 2000 Annual Meeting of Shareholders without seeking to include the proposal in GLB's proxy materials for that meeting, GLB's management proxies will be entitled to use the discretionary voting authority that will be contained in the proxies for the 2000 Annual

Meeting of Shareholders to vote on that proposal at the 2000 Annual
Meeting of Shareholders, unless prior notice of the proposal is given to GLB. Prior notice must be given to GLB at least 45 days before the date in 2000 corresponding to the mailing date of this Proxy Statement for the 1999 Annual Meeting of Shareholders. This Proxy Statement is being mailed to shareholders on or about April 16, 1999. The date that is 45 days before the corresponding mailing date in 2000 is therefore March 1, 2000. Accordingly, a shareholder who desires to present a proposal at the 2000 Annual Meeting of Shareholders without seeking to include the proposal in GLB's proxy materials for that meeting should provide notice of the proposal to GLB no later than March 1, 2000. If the shareholder fails to do so, GLB's management proxies for the 2000 Annual Meeting of Shareholders will be entitled to use their discretionary voting authority on that proposal, without any discussion of the matter in GLB's proxy materials.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires GLB's directors and executive officers, as well as persons who own more than 10% of a registered class of GLB's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of GLB stock. Based solely on review of the copies of such reports furnished to GLB and written representations to GLB, to GLB's knowledge all
Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 1998.

                                     GENERAL

         The persons named in the Proxy will vote all properly executed Proxies. If a shareholder specifies on such Proxy a choice with respect to a proposal to be acted upon, the Proxy will be voted in accordance with such specifications. If no choice is specified, the Proxy will be voted FOR election of the nominees identified herein and FOR ratification of GLB's independent auditor.

         The cost of solicitation of proxies will be borne by GLB. GLB will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of Great Lakes Bank may solicit proxies personally or by telephone without additional compensation.

         The Board of Directors is not aware of any business to come before the Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies, including matters relating to the conduct of the Annual Meeting.

                                    GLB BANCORP, INC.

                      ANNUAL MEETING OF SHAREHOLDERS -- MAY 18, 1999
                    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

              The undersigned hereby appoints the official proxy committee
  P       consisting of all of the members of the Board of Directors of GLB
  R       Bancorp, Inc., with full powers of substitution, to act as attorneys
  O       and proxies for the undersigned, to vote all shares of stock of GLB
  X       Bancorp, Inc. that the undersigned is entitled to vote at the Annual
  Y Meeting of Shareholders, to be held at LaMalfa Centre, 5783 Heisley Road, Mentor Ohio, on May 18, 1999, at 10:30 a.m., Eastern Daylight Time, and at any and all adjournments thereof, as follows:

                                                                                   FOR  WITHHOLD
                1.   A proposal to elect the nominees named herein to serve as     [ ]    [ ]
                     directors until the 2000 Annual Meeting of Shareholders, or until their successors are elected and qualified.

                 NOMINEES: Howard M. Amster                   George C. Lott                Edward R. Pike
                           Richard T. Flenner, Jr.            George X. Mechir              Thomas J. Smith
                           James V. Fryan                     Jerome T. Osborne             Joseph T. Svete
                           Betty L. Kimbrew                   Richard M. Osborne            Thomas E. Wheeler

           To withhold authority to vote for any individual nominee, print that nominee's name on the following line:

           ---------------------------------------------------------------------

                                                                                   FOR  AGAINST   ABSTAIN
                2.   A proposal to ratify the appointment by the Board of          [ ]    [ ]       [ ]
                     Directors of the firm of KPMG LLP to serve as GLB Bancorp,
                     Inc.'s independent auditors for the fiscal year ending
                     December 31, 1999.

          The Board of Directors recommends a vote "FOR" the identified nominees and "FOR" the above proposals.

               (Continued, and to be signed, on the reverse side)


                              (Continued from reverse side)

              THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED THIS PROXY WILL BE VOTED "FOR" THE IDENTIFIED NOMINEES AND "FOR" THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

              Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of GLB Bancorp, Inc. at the Annual Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

              The undersigned acknowledges receipt from GLB Bancorp, Inc. prior to the execution of this proxy of the Notice of the Annual Meeting of Shareholders and Proxy Statement dated April 16, 1999.

                                                  Dated:                  , 1999
                                                        ------------------


                                                  ------------------------------
                                                  PRINT NAME OF SHAREHOLDER

                                                  X
                                                  ------------------------------
                                                  SIGNATURE OF SHAREHOLDER

                                                  Please sign exactly as your
                                                  name appears on the envelope
                                                  in which this card was mailed.
                                                  When signing as attorney,
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  give your full title. If a
                                                  corporation, please sign in
                                                  full corporate name by the
                                                  president or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person. For
                                                  joint accounts, only one
                                                  signature is required.

    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.